Exhibit 10.27
BROOKE CAPITAL CORPORATION
2007 BROOKE CAPITAL CORPORATION EQUITY INCENTIVE PLAN
AMENDMENT TO RESTRICTED SHARES AGREEMENT
     THIS AMENDMENT (the “Amendment”), made this 25th day of February, 2008, is between Brooke Capital Corporation, a Kansas corporation (the “Company”), and William R. Morton, Jr. (the “Recipient”).
     WHEREAS, the Company maintains the 2007 Brooke Capital Corporation Equity Incentive Plan (the “Plan”) in order to attract and retain the services of employees, directors, advisors and management with incentives to achieve long-term corporate objectives;
     WHEREAS, Recipient has been awarded 10,000 restricted shares under the Plan;
     WHEREAS, the Company’s Compensation Committee has determined that the forfeiture provisions applicable to the restricted shares should be amended;
     NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound thereby, the Company and Recipient agree to amend that certain Restricted Shares Agreement between the Company and Recipient entered into August 15, 2007 (the “Agreement”), as follows:
     1. Section I(E) of the Agreement is hereby amended to read as follows:
     (E) Forfeiture and Return of Shares. On the date Recipient ceases for whatever reason to be either (i) an employee of the Company or a subsidiary corporation of either the Company or of the Company’s parent corporation, as such terms are defined in Sections 424(f) and 424(e) of the Internal Revenue Code, respectively (an “Employee”), and is not immediately thereafter and continuously employed as a regular active Employee of the Company or another such subsidiary corporation or (ii) a director of the company or any of such subsidiary corporations (“Last Day of Affiliation”), all shares held on such Last Day of Affiliation by the Company, or its transfer agent or other designee, shall be forfeited by Recipient and Recipient hereby authorized the Company and its stock transfer agent to cause the delivery, transfer and conveyance of such shares to the Company. Thereafter, this Agreement shall terminate and the Company and Recipient shall, except as provided in Section II(K), have no further rights or obligations hereunder.
     2, Incorporation of Other Provisions. The Company and Recipient agree that all of the terms, restrictions, conditions, covenants and agreements contained in the Agreement shall apply to the restricted shares granted pursuant to this Amendment to the Recipient and such terms, restrictions, conditions, covenants and agreements are incorporated in this Amendment as though fully set forth herein.
          IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

RECIPIENT:	BROOKE CAPITAL CORPORATION

WILLIAM R. MORTON, JR.	By:	KYLE GARST

(Signature of Recipient)	Kyle Garst, President

William R. Morton, Jr.

(Printed or Typed Name of Recipient)

###-##-#### (Social Security Number)

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